Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Stephen Trundle, Chief Executive Officer of Alarm.com Holdings, Inc. (the “Company”), and Jennifer Moyer, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.
The Company’s Annual Report on Form 10-K for the period ended December 31, 2015 (the “Annual Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of the 29th day of February, 2016.

/s/ Stephen Trundle
Date: February 29, 2016	Stephen Trundle
President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jennifer Moyer
Date: February 29, 2016	Jennifer Moyer
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.